Exhibit 99.2

ONCOR CAPITAL UPDATE
Oncor Projected Capital Plan1 ECONOMIC DEVELOPMENT
• Prospects for new relocations, $14.0B expansions, and electric service for 2021 expected to exceed 2020 by    70% and 2019 by 170%
GENERATION INTERCONNECTIONS $12.2B
• Active generation interconnection requests for over 47 GW of capacity, predominantly solar, wind + storage2
PREMISE GROWTH
• Continued strong organic growth with 43,000 premises connected YTD-2021 vs 38,000 premises YTD-20202
GRID RESILIENCY
• Capacity expansions to meet seasonal
2021 – 2025 2022 – 2026
conditions and grid hardening
1. Amounts are approximate. Capital plan of $12.2B reflects the previously announced 2021 – 2025 long-term capital plan presented to Oncor’s board of directors in October
2020. Capital plan of $14.0B reflects Oncor’s current projected capital expenditures for 2022 – 2026 which Oncor will present to its board of directors in October 2021. Reflects 100% of Oncor’s projected capital expenditures. Actual amounts/results may differ materially.
2. Amounts are approximate and as of June 30.
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